UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

                     Date of Report
                        (Date of earliest event reported):                              August 22, 2011

              Regal Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)

           (608) 364-8800
(Registrant’s telephone number, including area code)

           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 22, 2011, Regal Beloit Corporation (the “Company”) completed its acquisition of 100% of the stock and assets of the Electrical Products Company (“EPC”) from A. O. Smith Corporation (“AO Smith”).  The acquisition was consummated in accordance with the terms and conditions of the previously announced Asset and Stock Purchase Agreement, dated as of December 12, 2010, by and between the Company and AO Smith.  EPC manufactures and sells a full line of motors for hermetic, pump, distribution, HVAC and general industrial applications.

At the closing of the acquisition, the Company (1) issued to AO Smith 2,834,026 shares of the Company’s common stock (the “Shares”) and (2) paid a total of $748,710,770, of which a portion  was deposited into an escrow pending final receipt of customary administrative approvals in the Peoples Republic of China which are expected to be received shortly.  Approximately $44,286,000 of the amount paid at the closing related to a preliminary determination of EPC’s working capital as of August 21, 2011, which is subject to further adjustment following the closing once the working capital of EPC as of such date is finally determined.  The Company financed the cash portion of the acquisition by using available cash-on-hand and by drawing from its current credit facility.

In connection with the closing of the acquisition and the issuance of the Shares, the Company and AO Smith entered into a Shareholder Agreement (the “Shareholder Agreement”) pursuant to which the Company agreed to file a shelf registration statement for the resale of the Shares issued to AO Smith in the acquisition and to keep that resale registration statement effective for a period of three years (or, if earlier, until AO Smith no longer owns any of the Shares).  In return, AO Smith agreed that its sales of the Shares under that resale registration statement will not exceed the volume limitations under Rule 144 of the Securities Act of 1933 and that it will not sell such Shares to certain persons.  The Shareholder Agreement also provides AO Smith with one demand registration right and unlimited piggy-back registration rights.

In connection with the acquisition, the Company entered into an agreement with the United States Department of Justice, and separate agreements with certain third parties, to (1) sell the Company’s existing United States focused pool and spa motor business (this divestiture does not include the pool and spa motor business of EPC) and (2) divest of certain EPC draft inducer designs that have been under development by EPC but not in production.  These two divestitures were also consummated on August 22, 2011.

The Shareholder Agreement and the news release issued by the Company in connection with the closing of the acquisition are filed as Exhibits 10.1 and 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The brief summary of the material provisions of the Shareholder Agreement set forth above is qualified in its entirety by reference to the Shareholder Agreement filed as an exhibit hereto.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. The required financial statements of EPC will be filed by amendment to this Current Report on Form 8-K not later than November 4, 2011.

(b)	Pro Forma Financial Information. The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than November 4, 2011.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

10.1	Shareholder Agreement, dated as of August 22, 2011, by and between Regal Beloit Corporation and A. O. Smith Corporation.

99.1	News Release of Regal Beloit Corporation, dated August 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

              REGAL BELOIT CORPORATION

          Date:  August 24, 2011                                                                         By: /s/ Peter C. Underwood
                                  Peter C. Underwood
                                  Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION
Exhibit Index to Current Report on Form 8-K
Dated August 22, 2011

             Exhibit Number              Exhibit Description

10.1	Shareholder Agreement, dated as of August 22, 2011, by and between Regal	Beloit Corporation and A. O. Smith Corporation.

99.1	News Release of Regal Beloit Corporation, dated August 22, 2011.